Exhibit 23.3

                               September 25, 1997


SLM Funding Corporation
777 Twin Creek Drive
Killeen, Texas  76543


          SLM Funding Corporation Registration Statement No. 333-24949



Ladies and Gentlemen:

                  We hereby consent to the use of our name in the prospectus relating to the above-referenced Registration Statement filed with the Securities and Exchange Commission (the "Commission") under the headings "Summary Information - Tax Considerations," "Certain Federal Income Tax Consequences," and "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.


                                        Very Truly Yours,



                                        /s/ SHEARMAN & STERLING
                                        ------------------------------
                                        Shearman & Sterling